                                                                    EXHIBIT 10.5

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of the 12th day of July, 2002 (the "Effective Date"), is by and among IES ELECTRONICS INDUSTRIES USA, INC., a Delaware corporation, as purchaser ("Purchaser"), SUMMIT TRAINING INTERNATIONAL, INC., an Arkansas corporation ("Summit"), and CENTER FOR LAW ENFORCEMENT LEARNING, INC., an Arkansas mutual benefit corporation ("Center"), as sellers (Summit and Center being collectively referred to herein as "Sellers"), and DAC TECHNOLOGIES GROUP INTERNATIONAL, INC., a Florida corporation (the "Parent").

                              W I T N E S S E T H:

         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, certain assets of Sellers more particularly described herein, and Sellers and Purchaser desire to set forth the terms and conditions of their agreement;

         WHEREAS, the Parent is the owner of all the outstanding interest in the Sellers, and expects to materially benefit from the transactions described herein;

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby agree as follows:

         1.       PURCHASE AND SALE.

                  1.1 PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, Sellers, at the Closing referred to in Section 7, agree to grant, sell, transfer, convey and deliver to Purchaser, free and clear of all liens, claims, encumbrances and interests, and Purchaser agrees to purchase from Sellers, certain assets of Sellers (the "Assets"), which Assets shall consist of the following: all of Sellers' right, title and interest in and to the names "Summit Training International" and "Center for Law Enforcement Learning" (collectively, the "Names"), and the goodwill arising out of the businesses operated under the Names, including any trademark rights in the Names and any logo utilized by Sellers (the "Goodwill"), all banners, advertising materials and websites owned by the Sellers and those additional assets as are listed on EXHIBIT "1.1" hereto.

                  1.2 EXCLUDED ASSETS AND LIABILITIES. Except for the Assets specifically described herein (including the exhibits hereto), no other assets of Sellers shall be conveyed pursuant to this Agreement. Purchaser shall not assume, be subject to, or be in any way be liable or responsible for, and Sellers shall, jointly and severally, indemnify and hold Purchaser harmless from, any liabilities or obligations of Sellers of any kind or nature, known or unknown, relating to the Assets or Sellers.




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         2. PURCHASE PRICE. The purchase price for the Assets (the "Purchase
Price"), shall be FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00). Of the Purchase Price, $5,000.00 shall be paid by Purchaser's check at Closing payable to the order of Sellers, and the remainder of the Purchase Price shall be evidenced by a promissory note in the principal amount of $45,000.00, made by Purchaser and payable to the order of Sellers, and having the terms and conditions as set forth in the form of promissory note attached hereto as EXHIBIT "2" (the "Note").

         3. REPRESENTATIONS AND WARRANTIES OF SELLERS AND PARENT. Sellers and the Parent, jointly and severally, represent and warrant to and agree with Purchaser that:

                  3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. This Agreement has been duly executed and delivered by Sellers pursuant to resolutions duly approved by the Board of Directors of each of the Sellers. This Agreement has been duly executed and delivered by the Parent pursuant to resolutions duly approved by the Board of Directors of Parent. No further corporate action is necessary with respect to Sellers or the Parent to make this Agreement a valid and binding obligation of Sellers and Parent, enforceable in accordance with its terms. Neither the execution, delivery nor performance of this Agreement by Sellers or Parent will:

                           (a) result in a violation or breach of any term or
provision under the Articles of Incorporation or Bylaws or any resolution of the Boards of Directors or shareholders of Sellers or Parent;

                           (b) violate any order, writ, injunction or decree of
any court, administrative agency or governmental body;

                           (c) require any consent, authorization or approval of
any person, entity or governmental authority other than as set forth in this
Article 3.1; or

                           (d) result in the creation or imposition of any lien,
charge or encumbrance upon the property of Sellers or Parent.

                  3.2 ORGANIZATION AND EXISTENCE. Sellers are corporations duly organized, validly existing and in good standing under the laws of Arkansas, and each has all requisite corporate power to carry on its business as now conducted and to enter into and perform this Agreement. The Parent is a corporation duly organized, validly existing and in good standing under the laws of Florida, and has all requisite corporate power to carry on its business as now conducted and to enter into and perform this Agreement.

                  3.3 FINANCIAL CONDITION. Sellers have paid all their liabilities as such liabilities have come due or they have made arrangement to pay all such liabilities and have adequate resources available to pay such liabilities. Sellers will pay all liabilities outstanding as of the date of the Closing with respect to the Assets. Sellers further represent that each is not presently insolvent.



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                  3.4 TAXES. Within the applicable deadlines and in the manner prescribed by law, Sellers have filed all federal, state, local and foreign tax returns with respect to the Assets and have paid all taxes, assessments and penalties due and payable with respect to the Assets. There are no present disputes as to taxes of any nature payable by Sellers with respect to the Assets, nor any tax liens, whether existing or inchoate, with respect to the Assets.

                  3.5 COMPLIANCE WITH LAWS. Sellers have fully complied, and are currently in full compliance in all material respects with, all applicable federal, state and local laws, regulations and ordinances.

                  3.6 LITIGATION. There are no claims, actions, suits, proceedings or investigations pending, or, to the best knowledge of Sellers, threatened against Sellers, their assets or properties, at law or in equity or before any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                  3.7 RIGHTS TO PURCHASE THE ASSETS. Other than Purchaser pursuant to this Agreement, no person, firm or entity has any right to purchase any of the Assets or any part thereof.

                  3.8 TITLE TO ASSETS. Sellers have good and marketable title to the Assets and will convey the Assets to Purchaser, free and clear of all liens, claims, security interests and encumbrances, at Closing.

                  3.9 MISCELLANEOUS. All agreements, reports and other documents furnished by Sellers to Purchaser are true, accurate and complete copies of the agreements, reports and other documents they purport to be.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to and agrees with Sellers that:

                  4.1 PURCHASER'S AUTHORITY RELATIVE TO THIS AGREEMENT. This Agreement has been duly executed and delivered by Purchaser, and no further corporate action is necessary with respect to Purchaser to make this Agreement a valid and binding obligation of Purchaser, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Purchaser will not result in a violation or breach of any term or provision under the Articles of Incorporation or Bylaws or any resolution of the Board of Directors or shareholders of Purchaser or constitute a default or breach of, or accelerate the performance required under, or require the consent of any person or entity under any indenture, mortgage, deed of trust or other contract or agreement to which Purchaser is a party or by which it or any of its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  4.2 ORGANIZATION AND EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the


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State of Delaware and has all requisite corporate power to carry on its business as now conducted and to enter into and perform this Agreement.

         5. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto shall survive the Closing.

         6. NON-COMPETITION AGREEMENT. The parties recognize that Purchaser would not have entered into the Agreement but for the agreement of Sellers and the Parent to enter into a non-competition agreement. Sellers and the Parent shall execute and deliver to Purchaser a Non-Competition Agreement, in a form substantially similar to the form attached hereto as EXHIBIT "6", whereby Sellers and the Parent agree for a period of four (4) years from Closing not to own, manage, participate in (as an employee or otherwise), advise or otherwise consult with any business that provides instruction or educational services to law enforcement and/or security agencies, entities or personnel (collectively "Security Services"), within the United States of America. Sellers and Parent expressly agree that such Non-Competition Agreement is ancillary to this Agreement and is designed to enforce Sellers' and Parent's obligations to Purchaser hereunder and to enable Purchaser to realize the value of the consideration acquired by Purchaser hereunder.

                  6.1 PROPRIETARY INFORMATION AND NON-DISCLOSURE AGREEMENT. The Sellers and the Parent agree that they have each done business in the Security Services sector and that they have developed proprietary, confidential information related to Security Services (the "Information"), the disclosure of which by the Sellers or the Parent would injure the Purchaser's business interests and the value of the Goodwill acquired by the Purchaser hereunder. The Seller and Parent hereby agree not to utilize or disclose any Information to any party other than the Purchaser for four (4) years from the Effective Date in a manner that is calculated to or will negatively affect the Purchaser's business interests or the value of the Goodwill conveyed under this Agreement.

         7. THE CLOSING. Immediately following the execution of this Agreement (the date thereof being referred to as the "Closing Date"), Sellers and Purchaser hereby agree to consummate the closing of the sale and purchase of the Assets (the "Closing"), at the offices of Boyar & Miller, 4265 San Felipe, Suite 1200, Houston, Texas 77027, or by U.S. Mail or other carrier. At the Closing, the following shall occur:

                  7.1 BILL OF SALE. Sellers and Purchaser shall execute a Bill of Sale (the "Bill of Sale"), in the form attached hereto as EXHIBIT "7.1", conveying good and marketable title to the Assets to Purchaser free and clear of all liens, claims, encumbrances and interests.

                  7.2 PURCHASE PRICE. Purchaser shall pay $5,000.00 of the Purchase Price in the manner described in Section 2.1 above.



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                  7.3 NOTE. The Note in the form of EXHIBIT "2" shall be
executed by Purchaser and delivered to Sellers.

                  7.4 NAMES. At Closing, Sellers agree to execute and promptly file such documents as are required to change their names so as not to be the same as, or substantially similar to, the Names.

         8. CHANGE OF NAMES. Sellers and the Parent agree that, as of the Closing Date, they will discontinue any and all uses of the Names.

         9. FURTHER ACTS. Sellers covenant and agree that, from time to time on and after the Closing Date, at the request of the Purchaser, they will execute and deliver all consummatory bills of sale, assignments and other documents that may reasonably be required to confirm and assure Purchaser of its title and interest in the entirety of the Assets.

         10. EXPENSES AND COMMISSIONS. Each of the Sellers, the Parent and Purchaser will pay their own expenses incident to the transaction contemplated by this Agreement. Purchaser and Sellers represent to each other that there are no agents or brokers entitled to a commission in connection with this purchase and sale of the Assets. Sellers and the Parent hereby agree to indemnify and hold harmless Purchaser against any and all claims of any agent, broker, finder or similar party claiming through Sellers or the Parent, and Purchaser hereby agrees to indemnify and hold harmless Sellers and the Parent against any and all claims of any agent, broker, finder, or other similar party claiming through Purchaser.

         11. INDEMNIFICATION. Sellers and the Parent, jointly and severally, hereby agree to indemnify Purchaser against and agree to defend and hold Purchaser harmless from all fees, charges, fines, penalties, losses, expenses, (including reasonable attorneys' fees and costs of litigation), claims, demands, liabilities, causes of action and suits of any nature whatsoever, arising out of: (i) any and all activities related to Sellers and the ownership or operation of the Assets prior to the Closing Date; (ii) any debts, obligations or liabilities of the Sellers (including, but not limited to any state sales tax liability); (iii) any breach or default in a representation, warranty or covenant made by Sellers herein or in any certificate or writing furnished pursuant hereto; (iv) any liability or claim arising out of a transaction or undertaking by Sellers in violation of this Agreement; and (v) any liability or claim arising out of the sale of the Assets. To the extent that Sellers and the Parent are obligated to indemnify Purchaser under the terms hereof, Purchaser shall be entitled to offset such amounts against any unpaid portions of the Note.




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         12. MISCELLANEOUS.

                  12.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, faxed, or mailed, first class, registered or certified mail, postage prepaid to the following:

         If to Sellers, to:        Summit Training International, Inc.
                                   1601 Westpark Drive, Suite 4C
                                   Little Rock, AR 72204
                                   Attn:  Robert Goodwin
                                   Telecopy No. 501-661-9108

                                   And:
                                   Center For Law Enforcement Learning, Inc.
                                   1601 Westpark Drive, Suite 4C
                                   Little Rock, AR 72204
                                   Attn:  Robert Goodwin
                                   Telecopy No. 501-661-9108

         If to the Parent, to:     DAC Technologies Group International, Inc.
                                   1601 Westpark Drive, Suite 4C
                                   Little Rock, AR 72204
                                   Attn:  Robert Goodwin
                                   Telecopy No. 501-661-9108

         If to Purchaser, to:      IES Electronics Industries USA, Inc.
                                   8250 E. Park Meadows Drive, Suite 110
                                   Littleton , CO 80124
                                   Telecopy No. 303-662-1211
                                   Attn: Greg Otte, President

         With a copy to:           Gary W. Miller
                                   Boyar & Miller
                                   4265 San Felipe, Suite 1200
                                   Houston, Texas 77027
                                   Telecopy No. 832- 615-4239

or to such other address as shall be given in writing by any party to the others. If sent by U. S. mail in accordance with this Section 12.1, such notices shall be deemed given and received on the earlier to occur of (a) actual receipt at the above specified address of the mailed addressee, or (b) the third (3rd) business day after deposit with the U.S. Postal Service in the manner herein provided. Notices delivered by any means other than those described hereinabove shall be deemed given and received upon actual receipt of the above specified address of the addressee.



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                  12.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) is the entire agreement among the parties hereto regarding the subject matter dealt with herein and supersedes all prior agreements and understandings whether written or oral.

                  12.3. CONTROLLING LAW. The execution, validity, interpretation and performance of this Agreement shall be determined and governed by the laws of the State of Delaware, exclusive of any principles under which the law of another jurisdiction might be applied.

                  12.4 SCHEDULES AND EXHIBITS. All schedules and exhibits attached to and referenced in this Agreement are incorporated in this Agreement and made a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first set forth above.

                             SELLERS:

                             SUMMIT TRAINING INTERNATIONAL,
                             INC., an Arkansas corporation

                             By: /s/ Robert Goodwin
                                 ----------------------------------------------
                                    Robert Goodwin, Chief Financial Officer

                             CENTER FOR LAW ENFORCEMENT
                             LEARNING, INC., an Arkansas mutual benefit corporation


                             By: /s/ Robert Goodwin
                                 ----------------------------------------------
                                    Robert Goodwin, Chief Financial Officer

                             PARENT:

                             DAC TECHNOLOGIES GROUP
                             INTERNATIONAL, INC., a Florida corporation


                             By: /s/ Robert Goodwin
                                 ----------------------------------------------
                                    Robert Goodwin, Chief Financial Officer

                             PURCHASER:

                             IES ELECTRONICS INDUSTRIES USA, INC.,
                             a Delaware corporation

                             By: /s/ Greg Otte
                                -----------------------------------------------
                                   Greg Otte, President




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EXHIBITS:

EXHIBIT "1.1"              List of Assets -- Not attached

EXHIBIT "2"                Promissory Note

EXHIBIT "6"                Form of Non-Competition Agreement
                            -- Not attached

EXHIBIT "7.1"              Form of Bill of Sale -- Not attached



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                                  EXHIBIT "1.1"

                                 LIST OF ASSETS

                                   EXHIBIT "2"

                                 PROMISSORY NOTE

$45,000.00                       HOUSTON, TEXAS                  JULY 12, 2002

         The undersigned, IES ELECTRONICS INDUSTRIES USA, INC., a Delaware corporation ("Maker"), for value received, promises to pay to the order of SUMMIT TRAINING INTERNATIONAL, INC., an Arkansas corporation ("Summit"), and CENTER FOR LAW ENFORCEMENT LEARNING, INC., an Arkansas mutual benefit corporation (Center) (Summit and Center being collectively, "Payee"), in lawful money of the United States of America, the aggregate principal sum of FORTY-FIVE THOUSAND AND NO/100 DOLLARS ($45,000.00). All principal hereunder shall be payable at 1601 Westpark Drive, Suite 4C, Little Rock, AR 72204, or such other place that Payee may hereinafter designate in writing. This Note shall not bear interest. All capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement by and between Maker, Payee and certain other parties of even date herewith (the "Agreement").

         This Note shall be due and payable in full on the date that is eighteen
(18) months and thirty (30) days after the Effective Date; provided, however, as a mandatory prepayment hereunder (until this Note is otherwise due or payment is made in full), Maker shall make quarterly payments on this Note equal to ten percent (10%) of the sales revenue earned by Maker under the purchased Names during the calendar quarter immediately preceding the Quarterly Payment Date (as defined below), with the first such installment payment due on the thirtieth
(30th) day following the first calendar quarter after the Effective Date and continuing regularly on the thirtieth (30th) day after each of the next five (5) calendar quarters thereafter (the "Quarterly Payment Dates").

         In addition to the mandatory prepayments described above, Maker shall have the privilege to make additional prepayments under this Note at any time, and from time to time, in whole or in part, without penalty or premium.

         This Note, and all of the indebtedness owed hereunder, shall become immediately due and payable, at the option of the holder hereof, without presentment or demand or any notice to Maker or any other person obligated hereon, upon the occurrence of any of the following (herein, an "Event of Default"): (i) failure to pay of any of the principal within fifteen (15) business days after Maker's receipt of written notice from Payee of Maker's failure to receive such payment when due, (ii) the filing of a petition in bankruptcy by or relating to Maker, or (iii) the assignment of assets for the benefit of creditors of Maker.

         Maker represents, warrants and covenants that the loan evidenced by this Note is made solely for business, commercial or investment purposes (and not for personal, family, or agricultural purposes).




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         Payment under this Note is subject to offset pursuant to the provisions set forth in the Agreement.

         This Note has been executed and delivered in, and shall be construed in accordance with and governed by the laws of, the State of Delaware and the United States of America, without giving effect to principals of conflicts of laws.


                            MAKER:

                            IES ELECTRONICS INDUSTRIES USA, INC., a Delaware corporation

                            By: /s/ Greg Otte
                                -----------------------------------------------
                                 Greg Otte, President

                            Date: 7/16/02
                                 ----------------------------------------------








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